Exhibit 23









                          INDEPENDENT AUDITORS' CONSENT






     We consent to the incorporation by reference in Registration Statement
Nos. 33-27132 and 33-58349 on Form S-8 and Registration Statement No. 33-53127, as amended, on Form S-3 of South Jersey Industries, Inc. of our reports dated February 19, 2003 (which express an unqualified opinion and includes an explanatory paragraph concerning the Company's change in method of presenting revenues and expenses from trading in physical power contracts), appearing in and incorporated by reference in this Annual Report on Form 10-K of South Jersey Industries, Inc. for the year ended December 31, 2002.





DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
March 13, 2003